UNITED STATES SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C. 20549

           FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 4, 2002

       Advanced Healthcare Technologies, Inc.
         (formerly Email Mortgage, Inc.)
      (Exact name of registrant as specified
            in its charter)

Colorado                        84-1565820
-----------------------------------------------
(State or other jurisdiction    (I.R.S. Employer Identification Number)
of incorporation or organization



   124 Colts Neck Road, Farmingdale NJ 07727
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(Address of principal executive offices, Zip Code)

            732-938-9672
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         (Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant - In the third quarter of 2002, the Clarkson Trust, a principal shareholder of Advanced Healthcare sold
9,800,000 of its shares in Advanced Healthcare to non-affiliated entities, Aero Financial, Inc.,
Nixell Holdings, LLC and Starr Consulting, Inc. and their assigns for $.05 cents per common share and certain other considerations.

Item 2. Acquisitions or Disposal of Assets - None

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying
Accountant. None.

Item 5. Other Events. In conjunction with the change of control, Daniel Motsinger was appointed director until the next shareholders' meeting.
Phillip E. Loori was appointed President of
Advanced Healthcare.

Phillip E. Loori worked with Topox, Inc. in 1977 as
a service technician working with hyperbaric oxygen
chambers while attending St. Peters College in
Jersey City, New Jersey.   He assumed additional
responsibilities through the years and eventually
founded Topox Therapeutics, Inc. in 1984, a company
that rented specialty medical equipment, his
responsibility was marketing and product
development.   In 1999, he began working with Supra
Medical Corporation as vice president and director
responsible for sales and marketing of certain
products.   In 1992, while still working with Supra
Medical, he became a partner in Wound Care Systems,
Inc., a company which markets products to treat
open wounds, specializing in rental equipment.   In
1995, after resigning as a director of Supra
Medical, he became an officer and director of
Longport, Inc.   Leaving Longport, Inc. in 1996, he
became the CEO of Advanced Hyperbaric Technologies,
Inc.

Daniel Motsinger attended Bob Jones University from
1969 to 1971 with an emphasis on business/
accounting.   From 1990 to present, Mr. Motsinger
handled all advertising for Cahill & Swain, a men's
clothing store.  During this period, he has been
general manager and controlled all buying for the
store's men's clothing and accessories.   In 1990,
Mr. Motsinger designed uniforms for RJ Reynolds
Pilot, Eastern Airlines and others.   From 1992 to
1994, Mr. Motsinger designed and produced uniforms
for Krispy Kreme through his company, Daniel's
Uniforms.   In 1995, Mr. Motsinger started a tuxedo
rental business for Cahill and Swain.  In 2001, Mr.
Motsinger designed and outfitted the uniforms for Pace Airlines.

Item 6. Resignation of Registrant's Directors. In conjunction with the change of control, Dianne
VandenBurg resigned as an officer and director.

Item 7. Financial Statements and Exhibits.

Exhibits.   None

Item 8. Change in Fiscal Year. None


                        SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

Advanced Healthcare Technologies, Inc. (Registrant)

By: /s/Phillip E. Loori, President
        ----------------------------
        Phillip E. Loori

Date: September 20, 2002